Exhibit 99.2

R.R. Donnelley & Sons Company

Reconciliation of GAAP Net Earnings to Non-GAAP Adjusted EBITDA from Continuing Operations

(in millions)

Nine Months Ended September 30, 2016
GAAP net earnings attributable to RR Donnelley common shareholders	$18.2

Adjustments
Less: earnings from discontinued operations, net of tax (a)	(15.8)
Income attributable to noncontrolling interests	0.8
Income tax expense	12.9
Interest expense - net	150.6
Investment and other income - net	(0.4)
Depreciation and amortization	153.5
Restructuring, impairment and other charges - net (b)	24.3
Acquisition-related expenses (c)	2.7
Pension settlement charges (d)	20.7
Net gain on dispositions of businesses (e)	(12.0)
OPEB curtailment gains(f)	(19.7)

Total Non-GAAP adjustments	317.6

Non-GAAP adjusted EBITDA RRD continuing operations (g)	$335.8

Net sales	$5,019.4
Non-GAAP adjusted EBITDA margin % (g)	6.7%

See accompanying notes to the unaudited non-GAAP financial information.

R. R. Donnelley & Sons Company

Unaudited Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Nine Months Ended September 30, 2016

(in millions)

	Variable Print	Strategic Services	International	Corporate	Consolidated
Net sales	$2,311.8	$1,229.6	$1,478.0	$—	$5,019.4
Operating expense	2,167.8	1,204.3	1,378.5	102.5	4,853.1

Income (loss) from operations	144.0	25.3	99.5	(102.5)	166.3
Operating margin %	6.2%	2.1%	6.7%	nm	3.3%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net (b)	4.7	2.0	6.2	11.4	24.3
Acquisition-related expenses (c)	—	—	—	2.7	2.7
Pension settlement charges (d)	—	—	—	20.7	20.7
OPEB curtailment gains (f)	—	—	(0.1)	(19.6)	(19.7)
Net gain on dispositions of businesses (e)	—	—	(12.6)	$0.6	(12.0)

Total Non-GAAP adjustments	4.7	2.0	(6.5)	15.8	16.0

Non-GAAP income (loss) from continuing operations (g)	$148.7	$27.3	$93.0	$(86.7)	$182.3
Non-GAAP operating margin % (g)	6.4%	2.2%	6.3%	nm	3.6%

Depreciation and amortization	90.5	13.9	46.6	2.5	153.5

Non-GAAP Adjusted EBITDA (g)	$239.2	$41.2	$139.6	$(84.2)	$335.8
Non-GAAP Adjusted EBITDA margin % (g)	10.3%	3.4%	9.4%	nm	6.7%

See accompanying notes to the unaudited non-GAAP financial information.

R. R. Donnelley & Sons Company

Unaudited Selected Balance Sheet Information

As of September 30, 2016

(in millions)

	Consolidated R.R. Donnelley (h)	Discontinued Operations	Continuing Operations (h)
Short-term and current portion of long-term debt	$255.6	$69.3	$186.3
Long-term debt	3,635.3	1,375.1	2,260.2

Total debt	$3,890.9	$1,444.4	$2,446.5

Less: cash and cash equivalents	411.8	96.8	315.0

Net debt (g)	$3,479.1	$1,347.6	$2,131.5

See accompanying notes to the unaudited non-GAAP financial information.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

Notes to Unaudited Non-GAAP Financial Information

(a)	Reflects the net earnings directly associated with the discontinued operations of the Donnelley Financial and LSC businesses.
(b)	Restructuring, impairment and other charges - net: included charges for employee termination costs, lease termination and other restructuring costs, multi-employer pension plan withdrawal obligations unrelated to facility closures, and net impairment charges of long-lived assets.
(c)	Acquisition-related expenses: included charges related to legal, accounting and other expenses associated with contemplated or completed acquisitions.
(d)	Pension settlement charges: included charges related to lump-sum pension settlement payments.
(e)	Net gain on dispositions of businesses: included a net gain on the sale of entities.
(f)	Other postretirement benefit plan obligation (OPEB) curtailment gains: included a gain as a result of the curtailments of the Company’s OPEB plans.
(g)	The information contained in this line is a non-GAAP measure and thus is not calculated in accordance with GAAP. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
(h)	On October 6, 2016, the Company redeemed the outstanding $45.8 million principal amount of its 7.250% notes due May 15, 2018 and the outstanding $21.3 principal amount of its 8.25% senior notes due March 15, 2019 plus accrued and unpaid interest. Additionally, on November 2, 2016 the Company redeemed $155.2 million aggregate principal of its 6.125% senior notes due January 15, 2017 plus accrued and unpaid interest.